PURCHASE AGREEMENT

                  Credit Suisse Global Fixed Income Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and Credit Suisse Asset Management, LLC ("CSAM") hereby agree as follows:

                  1. The Fund offers CSAM and CSAM hereby purchases one share of beneficial interest of the Fund designated as a Class C share, at a price of $____ per share (the "Initial Share"), the Fund agreeing to waive the contingent deferred sales charge on such purchase. CSAM hereby acknowledges receipt of a certificate representing the Initial Share, and the Fund hereby acknowledges receipt from CSAM of $____ in full payment for the Initial Share.

                  2. CSAM represents and warrants to the Fund that the Initial Share is being acquired for investment purposes and not for the purpose of distribution.

                  3. CSAM agrees that if any holder of the Initial Share redeems such Share before one year after the date upon which the Class C of the Fund commences its investment activities, the redemption proceeds will be reduced by the amount of unamortized organizational and offering expenses of such Class.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the ____ day of ____, 2005.

                                          CREDIT SUISSE GLOBAL FIXED INCOME FUND

                                          By:  /s/
                                               ---------------------------------
                                               Name: ___________________________
                                               Title: __________________________

 ATTEST:

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                                          CREDIT SUISSE ASSET MANAGEMENT, LLC


                                          By:  /s/
                                               ---------------------------------
                                               Name: ___________________________
                                               Title: __________________________

 ATTEST:

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